SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Southern Security Bank Corporation
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SOUTHERN SECURITY BANK CORPORATION
1000 BRICKELL AVENUE, SUITE 900
MIAMI, FLORIDA 33131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

November 12, 2001

To the Shareholders of Southern Security Bank Corporation:

        Notice is hereby given that the Annual Meeting of the Shareholders of Southern Security Bank Corporation (“Southern Security”) will be held at the Boca Raton Resort & Club, 501 East Camino Real, Boca Raton, Florida on Monday, November 12, 2001 at 9:30 a.m. local time for the following purposes:

  To elect four Class II Directors to serve until the 2004 Annual Meeting, to elect two Class I Directors to serve until the 2003 Annual Meeting, and to elect one Class III Director to serve until the 2002 Annual Meeting, and, in each case, until their successors have been elected and qualified; and

  To consider and take action upon approval of an amendment to Southern Security’s Certificate of Incorporation to convert the Class A Voting Common Stock and Class B Non Voting Common Stock into a single class of voting common shares and to increase the authorized common stock of Southern Security to 100,000,000 common shares;

  To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on September 30, 2001 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on by shareholders.

By Order of the Board of Directors, Harold L. Connell President and CEO

Miami, Florida
October 31, 2001

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING,
PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND
RETURN IT IN THE ENCLOSED PREPAID ENVELOPE

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

SOUTHERN SECURITY BANK CORPORATION
1000 Brickell Avenue, Suite 900
Miami, Florida 33131
(305) 702-5501

        This Proxy Statement is furnished to the holders of Class A Voting Common Stock (the “Class A Stock”) and to the holders of Class B Non Voting Common Stock (the “Class B Stock”) (collectively, the “Common Stock”) of Southern Security Bank Corporation (“Southern Security”) in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) for use at the Annual Meeting of Shareholders of Southern Security to be held on Monday, November 12, 2001 (the “Annual Meeting”), or any adjournment thereof. This Proxy Statement and form of proxy are first being sent or given to shareholders on or about October 31, 2001.

        Shareholders who execute proxies will retain the right to revoke them at any time before they are exercised. If you sign and return the enclosed proxy, the Class A Stock represented thereby will be voted for the election of the nominees for Director of the Board of Directors, and all shares of Common Stock will be voted for approval of amendments to the Certificate of Incorporation (the “Certificate”) to convert the Class A Stock and the Class B Stock of Southern Security into a single class of voting common shares and to increase the number of shares of authorized common stock to 100,000,000 common shares, unless you indicate otherwise on the proxy. The Class B Stock is not entitled to vote in the election for Directors but is entitled to vote with respect to the amendments to the Certificate.

        Under the Delaware General Corporation Law (“DGCL”) and Southern Security’s By-Laws (“By-Laws”), the presence, in person or by proxy, of the holders of a majority of the outstanding shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. The number of shares whose holders are present, or represented by proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum is established, under the DGCL and the By-Laws, a plurality of the votes cast by the Class A Stock must be voted in favor of each nominee in order to elect the nominee, and majority of the votes cast by the Class A Stock and of the Class B Stock, each voting separately as a class, must be voted in favor of the proposed amendment to the Certificate of Incorporation in order for it to be approved. For voting purposes, all proxies marked “for”, “against”, “abstain”, or “withhold authority” will be voted in accordance with those instructions.

        The cost of solicitation of proxies by the Board will be borne by Southern Security. In addition to solicitations by mail, employees of Southern Security and its subsidiary may solicit proxies in person, by facsimile transmission, or by telephone, but no employee of Southern Security or its subsidiary will receive any compensation for their solicitation activities in addition to their regular compensation. Southern Security will reimburse the reasonable expenses of brokerage houses and other custodians, nominees, and fiduciaries for forwarding solicitation material to the beneficial owners of Southern Security stock held of record by such persons.

        The Board has fixed the close of business on September 30, 2001 as the record date for determining which shareholders entitled to notice of and to vote at the Annual Meeting. There were 18,230,842 shares of Class A Stock and 1,395,808 shares of Class B Stock outstanding and entitled to vote at the close of business on September 30, 2001.

BENEFICIAL OWNERSHIP OF SOUTHERN SECURITY'S COMMON STOCK BY CERTAIN PERSONS AND BY MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Southern Security’s Class A Stock and Class B Stock as of September 30, 2001, by each person known by Southern Security to be the beneficial owner of more than five percent of any class of Southern Security’s equity securities.

                                        Number of        Percent of     Number of      Percent of
  Name                                 Class A Shares      Class      Class B Shares      Class
  ----                                 --------------    ----------   --------------   ----------
  First Bancorp.                        1,573,330           8.6%           291,999        20.9%
  1519 Ponce De Leone Ave.
  Stop 23
  San Juan, PR 00908-0146

  Stephen L. Perrone                    1,510,149(2)        8.3%            60,000         4.3%
  3475 Sheridan Street #104
  Hollywood FL  33021

  Martin & Edith Stein                  1,199,331           6.6%           184,728        13.2%
  21331 Greenwood Ct.
  Boca Raton, FL 33433

  Philip C. Modder                      1,181,712(3)        6.5%               -0-         -0-%
  3475 Sheridan Street #104
  Hollywood, FL 33021
(1)	Information presented in this table has been obtained from the respective shareholders or from filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.
(2)	Number for Class A shares includes 557,142 shares held by a limited partnership and 381,579 held by a corporation with respect to which Mr. Perrone has sole voting power and shared investment power.
(3)	Number for Class A shares includes options to purchase 444,489 shares that are exercisable within 60 days, and 91,844 shares owned by Mr. Modder’s wife.

        The following table sets forth information concerning the beneficial ownership of Class A Stock and Class B Stock as of September 30, 2001, by each director, nominee for director, and executive officer named in the compensation table below, and by all directors and executive officers of Southern Security as a group.

                               Number of     Percent of      Number of      Percent of
Name (1)                    Class A Shares      Class      Class B Shares      Class
--------                    --------------   ----------    --------------   ----------
R. David Butler, Jr. (2)        41,891           0.2%             -0-           -0-%

Timothy S. Butler (3)          474,675           2.6%             -0-           -0-%

Samuel S. Caliendo             112,880           0.6%           3,864           0.3%

Hugo A. Castro (4)             545,238           3.0%             -0-           -0-%

Harold L. Connell (5)          486,904           2.7%             -0-           -0-%

Harold C. Friend (6)           435,460           2.4%          10,500           0.7%

Leonard F. Marinello           571,428           3.1%             -0-           -0-%

G. Carlton Marlowe (7)         469,886           2.6%             -0-           -0-%

Phillip C. Modder (8)        1,181,712           6.5%             -0-           -0-%

James F. Partridge             571,428           3.1%             -0-           -0-%

Stephen L. Perrone (9)       1,510,149           8.3%          60,000           4.3%

Eugene J. Strasser  (10)       390,130           2.1%             -0-           -0-%

Alberto Valle (11)             552,374           3.0%          79,998           5.7%

All Directors and Executive
Officers as a Group
(13 persons)                 7,344,155          40.3%         154,362          11.1%
(12)
(1)	The business address of each of the persons identified above is at Southern Security Bank Corporation, P.O. Box 6699, Hollywood, Florida 33081-6699.

(2)	Number for Class A shares includes options to purchase 11,841 shares that are exercisable within 60 days.

(3)	Number for Class A shares includes 83,334 shares owned by a trust to which Mr. Butler has sole voting and investment power and options to purchase 159,174 shares that are exercisable within 60 days.

(4)	Number for Class A shares includes options to purchase 116,667 shares that are exercisable within 60 days.

(5)	Number for Class A shares includes options to purchase 58,333 shares that are exercisable within 60 days.

(6)	Number for Class A shares includes options to purchase 19,953 shares that are exercisable within 60 days, 59,748 shares owned by Mr. Friends’ wife, and 147,500 shares owned by Mr. Friend as custodian for his children.

(7)	Number for Class A shares includes 468,219 shares owned by The Marlowe Family Ltd. Partnership.

(8)	See footnote (3) to preceding table.

(9)	See footnote (2) to preceding table.

(10)	Number of Class A shares includes 272,622 shares owned by Eugene Strasser’s wife and options to purchase 100,841 shares that are exercisable within 60 days.

(11)	Number of Class A shares includes 552,374 shares held by a corporation and with respect to which Mr. Valle has sole voting and shared investment power.

(12)	Except as otherwise indicated above, the directors and officers own these shares directly.

Item 1. ELECTION OF DIRECTORS

        A total of seven Directors are to be elected at the meeting. The Board is classified into three groups of Directors that serve staggered terms of three years each. The Board has nominated two Class II Directors, whose term of office will expire after the Annual Meeting, for re-election. On January 11, 2001, the Board voted to increase its size from eight to nine and, subject to bank regulatory approval of his service as Director, elected Hugo A. Castro to serve until the next annual meeting of shareholders. On September 25, 2001, the Board voted to increase its size from nine to thirteen and elected four additional people to serve on the Board until this Annual Meeting. In accordance with Southern Security's Certificate of Incorporation, which requires that the classes of its Directors be maintained as nearly equal as possible, the Board has designated that of the five new Director positions to be filled, two will be designated as Class I, two will be designated as Class II, and one will be designated as Class III.

        Accordingly, at the Annual Meeting, the shareholders will vote upon the election of four persons (including the two for the Directors whose regular term will expire) to the Board as Class II Directors to hold office until the 2004 annual meeting of shareholders, two persons as Class I Directors to hold office until the 2003 annual meeting of shareholders, and one person as a Class III Director to hold office until the 2002 annual meeting. In each case the term of the person elected will last until his or her successor is elected and qualified.

        The Board's nominees for election are as follows:

  Class II: Philip C. Modder, Eugene J. Strasser, Stephen L. Perrone and Samuel S. Caliendo

  Class I: Hugo A. Castro and Leonard F. Marinello

  Class III: Alberto Valle

        The persons designated as proxies intend to vote shares represented by properly executed proxies, in the absence of contrary instructions, in favor of the election of those nominees.

        All nominees have consented to serve as Directors, if elected. If at the time of the meeting any nominee should be unable to stand for election, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR DIRECTOR.

        The following table provides information about the Directors and nominees for Director and about their present terms of office.

                                           PRESENT
                                            TERM
  NAME                          CLASS      EXPIRES        AGE        POSITION                   DIRECTOR SINCE
  ------------------------------------------------------------------------------------------------------------
  Continuing Directors:
  --------------------

  James F. Partridge             III        2002          71         Chairman of the Board      April 2000
  Harold L. Connell              I          2003          58         President and CEO          February 2000
  Timothy S. Butler *            III        2002          51         Director                   December 1992
  Harold C. Friend, M.D.         I          2003          54         Director                   December 1994
  R. David Butler, Jr. *         I          2003          52         Director                   December 1994
  G. Carlton Marlowe             III        2002          52         Director                   February 2000

  Nominees:
  ---------
  Philip C. Modder               II         2001          60         Director                   June 1992
  Eugene J. Strasser, M.D.       II         2001          54         Director                   December 1992
  Hugo A. Castro**               I          2001          58         Director                   February 2001
  Samuel  S. Caliendo            II         2001          51         Director                   September 2001
  Leonard F. Marinello**         I          2001          62         Director                   September 2001
  Stephen L. Perrone             II         2001          58         Director                   September 2001
  Albert Valle                   III        2001          63         Director                   September 2001

*       Timothy S. Butler and R. David Butler, Jr. are cousins.

**      The son of Hugo A. Castro is married to the daughter of Leonard F. Marinello.

        The following information about Southern Security's Directors and nominees for Director, relating to their principal occupations or employment, name and principal business of the corporation or other organization in which their occupation or employment is carried on, and other affiliations, has been furnished to Southern Security by the respective Directors.

        JAMES F. PARTRIDGE: Mr. Partridge, Chairman of the Board of Southern Security Bank Corporation, also serves as Chairman of the Audit & Examining and Compensation Committees. He retired as President of Visa International, Latin American and Caribbean Region, on June 30, 1999 after serving since 1978. At present he serves as a Strategic Director on the Regional Board of directors and is Chairman of its Executive & Planning Committee. He joined the management of Visa International, as Vice-President in charge of the Development Division for the Western United States, Latin America and Asia-Pacific in 1978.

        HAROLD L. CONNELL: Mr. Connell, President and Chief Executive Officer of Southern Security, is currently CEO of CP Capital Group, on Brickell Avenue in Miami, a financial services group formed by Mr. Connell in 1995. Mr. Connell's banking career spans two decades with such organizations as First Financial in Tampa, Florida, Atlantic Bank in Jacksonville, Florida, The European American Bank in New York City and Meritor Savings Bank in Philadelphia. In Miami, Mr. Connell was Chief Financial Officer of Pan American Banks, a New York Stock Exchange listed company that was acquired by NCNB, now Bank of America, in 1986. From 1989 to 1992, Mr. Connell was President and CEO of Sendero Corporation, a wholly owned subsidiary of Fiserv, Inc. a consulting and software development firm specializing in assisting bank management in managing interest-rate risk or asset liability for financial institutions. During his three years with Sendero, the company's client base exceeded 1,000 banks worldwide. Mr. Connell is a graduate of the American Bankers Association Investment School as well as the Stonier Graduate School of Banking.

        HUGO A. CASTRO: Mr. Castro was nominated to be a director, subject to regulatory approval, at a meeting of the Board of Directors on January 11, 2001, and he was confirmed as a Director in February 2001. Mr. Castro is currently President, Chief Executive Officer and a Director of Southern Security Bank. Mr. Castro previously served as President and Chief Executive Officer of Eastern National Bank in Miami, Florida, during 1999. Mr. Castro was an Executive Vice President with TotalBank in Miami, Florida from 1996 through 1998. From 1994 to 1996, he was Executive Vice President with Intercontinental Bank, Miami, Florida, having joined Intercontinental upon the acquisition of Commercial Trust Bank, Miami, Florida in 1993. Mr. Castro was the President and a founding shareholder of Commercial Trust Bank, Miami, Florida from 1988 to 1993.

        ROBERT DAVID BUTLER, JR.: Mr. Butler has served as a Director of Southern Security since 1994. Mr. Butler attended Carson-Newman College and the University of Tennessee and graduated with degrees in Business Administration, English, and Music. Mr. Butler retired from Eastern Airlines after fifteen years of service, in June of 1991. Mr. Butler resides in Coconut Grove, Florida, as a retired investor.

        TIMOTHY S. BUTLER: Mr. Butler has served as a Director of Southern Security since 1992, is a member of Southern Security's Audit Committee as well as a Director of the Bank. Mr. Butler attended Florida State University, Tallahassee, Florida, and Broward Community College, Fort Lauderdale, Florida. He has served as the President of Butler Properties Ltd. since 1971 which manages the family assets consisting of farm land and various other real estate holdings. From January 1989 to June 1992, Mr. Butler served as an Associate Director of Mizner Bank in Boca Raton, Florida.

        SAMUEL S. CALIENDO: Mr. Caliendo joined the Board of Southern Security in September 2001. Mr. Caliendo has lived in South Florida for more than 30 years. He has served as Vice President of Consolidated Construction, Inc., a commercial builder, since 1992; as President of Park Avenue Creative Decorating, Inc., a specialty residential decorating firm, since 1992, and as President of Shoreline Realty, Inc., a residential MLS realtor, since 1985. Mr. Caliendo is a graduate of Pompano Beach High School and of Florida State University, with a degree in Business and Government.

        HAROLD C. FRIEND, M.D.: Dr. Friend has served as a Director of Southern Security since 1994 and is a member of the Audit Committee. Dr. Friend has been a prominent resident of South Florida for 23 years. He received his B.A. from the University of Texas, and his M.D. degree from the University of Texas Southwestern Medical School in 1972. Dr. Friend is a board-certified Neurologist, practicing in Boca Raton, Florida. He has been active in numerous business activities, including past membership of the Advisory Board of Mizner Bank (Boca Raton, Florida), President of Puget Sound Yellow Taxi, a transportation company located in Seattle, Washington from June, 1993 to October, 1996, and President of the Neuroscience Center in Boca Raton, Florida from June 1985 to the present. Dr. Friend has also held past and present positions with the Southern Region of the Boy Scouts, Executive Board of United Way, and the Local and International Rotary. Dr. Friend's biography is published in multiple editions of Who's Who of the South and South West, and the World.

        LEONARD F. MARINELLO: Mr. Marinello has served as the Chairman of the Board of the Bank since June 2000. Mr. Marinello has been President and Chief Executive Officer of Allied Plating Supplies, Inc., a company engaged in the metal finishing business, from 1957 to the present, where he has been active in all phases of the business including domestic sales, international sales, manufacturing and finance. Mr. Marinello was a Director of Commercial Trust Bank from 1988 to 1993, when it was sold. During this time, he was an active member of that bank's Loan and Audit Committees. Mr. Mairnello has also served as a director of several privately held companies, including Allied Plating Supplies, Inc. (Chairman), Arch Drain Block Co. (Chairman), Brick Oven Pizzeria and Royal Sport, Inc. Mr. Marinello is a graduate of the University of Miami, where he received a Bachelor's degree in Finance.

        G. CARLTON MARLOWE: Mr. Marlowe has served as a Director of Southern Security Bank since 1999 and was elected by the Board of Directors to serve as a Director of the Company on February 25, 2000. Mr. Marlowe has been a partner of the law firm of G. Carlton Marlowe, P.A. since 1994. He received his B.A. from the University of Virginia in 1970 and his J.D. degree from the University of Miami School of Law in 1973. Mr. Marlowe is Vice President of The Marlowe Corporation and a partner of The Marlowe Family Limited Partnership, two family related entities that had their beginnings with the family owned banks in Kentucky dating to 1929.

        PHILIP C. MODDER: Mr. Modder, Director of Southern Security, served as President of Southern Security Bank Corporation from 1992 to February 2000 and has been involved in the banking industry in Palm Beach County, Florida, for over 25 years. Mr. Modder was educated at the University of Wisconsin, Racine Wisconsin, Evangel College, Springfield, Missouri, Palm Beach Community College, Lake Worth, Florida and Florida Atlantic University, Boca Raton, Florida which granted him a Bachelor of Science Degree in 1969, in the academic areas of Finance and Accounting. Prior to organizing Southern Security, Mr. Modder was President and Chief Executive Officer and an organizing director of Mizner Bank located in Boca Raton, Florida, from March 1987 to May 1992. Prior thereto, Mr. Modder served as Senior Vice President of Caribank of Palm Beach County. Prior to that time, Mr. Modder served as Senior Vice President and Area Manager of Atlantic National Bank for five years and Vice President and Branch Manager for eight years at Sun Bank. Mr. Modder has also served as an instructor for the American Institute of Banking.

        STEPHEN L. PERRONE: Mr. Perrone is a Founder and the President of Brickell Bay Capital Group, a private investment firm, which was formed in 1996. Prior to 1996, Mr. Perrone was a Partner in the law offices of Shutts & Bowen in Miami, Florida, where he began his law career in 1968. During his time as a Partner at Shutts & Bowen, Mr. Perrone was involved in corporate mergers and acquisitions, formation and structuring of investment vehicles for U.S. and non-U.S. investors and businesses, and U.S. income and estate planning matters. Mr. Perrone is also a Certified Public Accountant, licensed in Florida. Mr. Perrone has been active in community affairs, having been past President of the Miami Downtown Lions Club and of the Coral Gables-South Miami Khoury Baseball League, where he was active for twelve years. He was a founding member and continues to be on the Boards of Gulliver School and of the Miami City Ballet.

        EUGENE J. STRASSER, M.D.: Dr. Strasser has served as a Director of Southern Security since 1992. Dr. Strasser received his B.S. from the University of Maryland in 1968. He attended the University of Maryland Medical School in Baltimore, Maryland in 1972. He is licensed by the American Medical Board as a Board Certified General Surgeon and a Board Certified Plastic and Reconstructive Surgeon. He has established a private hospital, CosmePlast Center, in Coral Springs, Florida, where he has practiced medicine since 1981.

        ALBERTO VALLE: Mr. Valle has served as a Director of the Bank since August 2000, and as its Chief Operating Officer since September 2001. He is also the Chairman of the Technology Steering Committee and the Task Force Committee, a Sub-Committee of the Audit and Examining Committee, and a member of the Directors' Loan & Discount Committee, Asset/Liability & Investment Committee, and the Audit and Examining Committee, since August 2000. Mr. Valle attended the Havana Institute in Havana, Cuba, where he received a Bachelor's degree in Science. He has been employed with BMC Investments, Athlone of Florida, Inc. since March 1987, where he is responsible for direct supervision of new developments in Stuart, Florida and real estate holdings in Palm Beach county. Mr. Valle was a director of Commercial Trust Bank from 1988 to 1993, when it was sold. He also served as Vice President and Lending Officer for Commercial Bank & Trust Company from 1985 to 1988.

INFORMATION ABOUT MANAGEMENT

Committees of the Board

        The Board has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee. Nominations for positions on the Board are passed upon by the Board as a whole. The Board will review and consider Shareholders' suggestions of nominees for Director that are submitted in writing to the Board, at the address of Southern Security's principal executive office, not less than 120 days in advance of the date of Southern Security's proxy statement is released to Shareholders in connection with the previous year's Annual Meeting of Shareholders. The defined purposes and current membership of the Audit Committee and the Compensation Committee are as follows.

        Audit Committee. The Audit Committee has responsibility for general oversight of Southern Security's internal auditors, reviewing Southern Security's annual audit plan with its auditors, considering questions and issues arising during the course of the audit, oversight of Southern Security's financial reporting, and inquiring into related matters such as the adequacy of internal controls. The Audit Committee also has responsibility for making a recommendation to the Board regarding the selection of Southern Security's independent auditors. The Audit Committee met one time during 2000. James F. Partridge, Harold C. Friend, and Timothy S. Butler serve on the Audit Committee.

Audit Committee Report

        The Audit Committee has reviewed and discussed the audited financial statements for the 2000 fiscal year with the Company's management and with the independent auditors, and it has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented and in effect. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented and in effect, and has discussed with the independent accountant the independent accountant's independence. Based on the foregoing discussions and review, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the 2000 fiscal year be included in the Company's Annual Report on Form 10-KSB for the 2000 fiscal year as filed with the Securities and Exchange Commission.

James F. Partridge	Harold C. Friend	Timothy S. Butler

        The information provided in the preceding paragraph will not be deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act, unless in the future the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Securities Exchange Act.

        The members of the Audit Committee are independent within the meaning of Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.

        The Board of Directors has not yet adopted a written charter for the Audit Committee.

        Compensation Committee: Southern Security has a Compensation Committee composed of James F. Partridge, G. Carlton Marlowe, and Stephen L. Perrone. The Compensation Committee is responsible for negotiating any future employment agreements for executive officers, their amendments, stock option plans, 401-K's, and other compensation agreements for executive officers. The Compensation Committee was first organized in February 2001 and did not meet during 2000.

Board and Committee Meetings

        The Board of Directors held 12 meetings in fiscal year 2000, and all of the Directors attended at least 75% of the aggregate of (a) the total number of meeting of the Board held during the period for which they served as Director, and (b) the total number of meetings held by all Committees of the Board on which they serve, except that R. David Butler attended 67% of the total meetings applicable to him, G. Carlton Marlowe attended 71% of the total meetings applicable to him, and Eugene J. Strasser attended 58% of the total meetings applicable to him.

Compensation of Directors

        At present Southern Security does not compensate any of its Directors for their services to Southern Security as Directors, although it is planning such action in the future, including but not limited to grants of stock options, subject to applicable regulatory limitations and shareholder approval. Southern Security may reimburse its Directors for their costs incurred for attending meetings of the Board of Directors.

Compensation of Management

        The following table shows information concerning annual and long-term compensation to certain Executive Officers for services to Southern Security for the years ended December 31, 2000, 1999 and 1998. The table includes information on Southern Security's President and Chief Executive Officer, Harold L. Connell, Director and former President, Phillip C. Modder, and its former Chief Executive Officer, James L. Wilson (collectively, the "Named Executive Officers"). No other current Executive Officer earned more than $100,000 in salary and bonus in 2000.

                         Annual Compensation                  Long-Term Compensation

                                                       Securities
Name  and                             Other Annual     Underlying      LTIP        Other
Principal Position   Year   Salary    Compensation   Options/SARs(#)  Payouts   Compensation
------------------   ----   ------    ------------   ---------------  -------   ------------
Harold L. Connell,   2000   $125,000   $ 6,240 (1)       125,000        -0-          $ -0-
President and CEO
                     1999        -0-        -0-              -0-        -0-          $ -0-
                     1998        -0-        -0-              -0-        -0-          $ -0-
Philip C. Modder,    2000    $13,049        -0-           23,865        -0-          $ -0-
Former President,
Director
                     1999   $125,000   $17,000 (1)       128,454        -0-          $ -0-
                     1998   $175,000   $17,000 (1)        52,538        -0-          $ -0-
James L. Wilson,     2000   $125,000   $17,000 (1)           -0-        -0-          $ -0-
former Chief
Executive Officer
                     1999   $125,000   $17,000 (1)       128,454        -0-          $ -0-
                     1998   $175,000   $17,000 (1)        52,538        -0-          $ -0-
(1)	Includes Term Life Insurance premiums and automobile allowances of $10,800 to Messrs. Modder and Wilson. Includes $6,240 automobile allowance to Mr. Connell.

The following table shows information concerning options granted to Named Executive Officers during the fiscal year ended December 31, 2000.

                                     Options / SAR Grants in Last Fiscal Year

                        Number of      Percentage of Total
                       Securities        Options/SAR's
                       Underlying     Granted to Employees
                      Options/SAR's       in Fiscal         Exercise or Base
Name                    Granted             Year             Price ($/Share)    Expiration Date
-----------------------------------------------------------------------------------------------
Harold L. Connell        125,000             31%                    $0.35          4/01/2005
Philip C. Modder          23,865              6%                    $1.25          1/01/2010

The following table shows information concerning option exercises and year-end option values for options held by the Named Executive Officers.

             Aggregated Option/SAR Exercises in last fiscal year and Fiscal Year-End Option SAR Values

                                                         Number of
                                                         Securities       Value of
                                                         Underlying      Unexercised In-
                                                         Unexercised      the-Money
                                                        Options/SAR's    Options/SAR's at
                                                          at FY-End          FY-End
                   Shares Acquired on                    Exercisable/     Exercisable/
Name                   Exercise        Value Realized   Unexercisable    Unexercisable
-----------------------------------------------------------------------------------------
Harold L. Connell        -0-                -0-         58,300 / 66,700    $ -0- (2)
Philip Modder          44,333             $239.40       44,489 / 0         $ -0- (3)
(1)	There is no market for Southern Security's Common Stock and any shares issued upon exercise of the options would have been restricted under the Securities Act.
(2)	Average option exercise price was $0.35 per share.
(3)	Average option exercise price was $0.43 per share.

Employment Agreements

        Southern Security entered into an Employment Agreement with Harold L. Connell, dated April 25, 2000, under which he serves as President and CEO . The agreement automatically renews for a one year term on April 1 of each year, unless either party notifies the other, sixty days prior to the ending date. No such notice was delivered in 2001. Mr. Connell's Employment Agreement provides that he will receive: a minimum base salary of $125,000; health, hospitalization, and disability benefits; life insurance; and an automobile or an automobile allowance. Mr. Connell's Employment Agreement also provided for the grant to him of options to purchase 125,000 shares of Class A common stock at $.35 per share that vested as to 25,000 shares on April 1, 2000, and as to the options for the remaining 100,000 shares, one third at the end of each successive year. The options are exercisable for a period of 5 years after vesting, but terminate 90 days after his separation from employment for any reason.

        The Bank entered into an Employment Agreement with Hugo A. Castro, dated April 20, 2000, under which he serves as its President and CEO . The agreement automatically renews for a one year term on April 1 of each year, unless either party notifies the other, sixty days prior to the ending date. No such notice was delivered in 2001. Mr. Castro's Employment Agreement provides that he will receive: a minimum base salary of $125,000 per annum, which will increase to $150,000 when the Bank's capital increases to $6,000,000 and to $175,000 when the Bank's capital reaches $100,000,000; health, hospitalization, and disability benefits; life insurance; and an automobile or an automobile allowance. Mr. Castro's Employment Agreement also provided for the grant to him of options to purchase 250,000 shares of Class A common stock at $.35 per share that vested as to 50,000 shares on April 1, 2000, and as to the options for the remaining 200,000 shares, one third at the end of each successive year. The options are exercisable for a period of 5 years after vesting, but terminate 90 days after his separation from employment for any reason.

        The Bank entered into an Employment Agreement with Philip C. Modder, dated April 25, 2000, under which he serves as its Regional President, Palm Beach County. The agreement automatically renews for a one year term on April 1 of each year, unless either party notifies the other, sixty days prior to the ending date. No such notice was delivered in 2001. Mr. Modder's Employment Agreement provides that he will receive: a minimum base salary of $125,000 per annum; health, hospitalization, and disability benefits; life insurance; and an automobile or an automobile allowance.

        The Employment Agreements above contain provisions for payment of one year of compensation to the executive in the event of termination without cause. Messrs. Connell, Castro and Modder and other executive officers of the Company and the Bank will be considered for inclusion in a management incentive bonus plan and the executive stock option plan which will be presented for Board consideration in the near future.

Certain Transactions

        As of December 31, 2000, Southern Security owed $93,750 to Harold L. Connell, $42,208 to Philip C. Modder and $6,950 to Floyd D. Harper for accrued wages and benefits. Southern Security subsequently paid these amounts in full.

        Southern Security had an unsecured Note payable to a trust affiliated with a stockholder in the amount of $100,000 at December 31, 1999. The Note was paid in full during 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires Southern Security'sdirectors, executive officers and persons who own more than 10% of Southern Security's common stock, to file with the Securities and Exchange Commission reports of their beneficial ownership and changes in ownership of common stock of Southern Security. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of Section 16(a) reports they file. Based solely on a review of the copies of Section 16(a) reports furnished to Southern Security, we believe that none of the foregoing persons failed to file during 2000 on a timely basis the reports required to be filed by them under Section 16(a) of the Exchange Act.

Item No. 2: PROPOSAL TO CONSIDER AND TAKE ACTION UPON APPROVAL OF AN AMENDMENT TO SOUTHERN SECURITY’S CERTIFICATE OF INCORPORATION TO CONVERT THE CLASS A VOTING COMMON STOCK AND CLASS B NON VOTING COMMON STOCK INTO A SINGLE CLASS OF COMMON SHARES AND TO INCREASE THE AUTHORIZED COMMON STOCK OF SOUTHERN SECURITY TO 100,000,000 COMMON SHARES.

        The Board of Directors, by resolution adopted on September 25, 2001, approved and recommended for approval by Southern Security’s stockholders an amendment to its Certificate of Incorporation (“Certificate”) to convert Southern Security’s Class A Stock and Class B Stock into a single class of common shares and to increase the authorized common stock to 100,000,000 common shares. The affirmative vote of the holders of a majority of the outstanding shares of the Class A Stock and the affirmative vote of the holders of a majority of the outstanding Class B Stock, each voting separately as a class, is required for adoption of the amendment. A copy of the proposed amendment to the Certificate is attached as Appendix A.

        Combination of Class A Voting Common Stock and Class B Common Stock

        The Certificate authorizes Southern Security to issue up to 35,000,000 shares of common stock having a par value of $.01 per share, of which 30,000,000 may be Class A Stock, and 5,000,000 may be Class B Stock. The Class B Stock is identical to the Class A Stock except that (1) the Class B Stock has no right to vote on any matter except as required by law, and (2) the Class B Stock has certain rights with respect to conversion into Class A Stock.

        Under applicable Delaware Law, the Class B Stock may vote as a class when any amendment to the Certificate might adversely affect its powers, preferences or special rights or increase the authorized shares of its class.

        The Certificate provides that the Class B Stock will automatically convert into Class A Stock upon the effective date of a registration statement under the Securities Act of 1933 relating to an initial public offering and sale of the Southern Security’s Class A Stock (other than registrations for certain limited kinds of offerings). The holders of Class B Stock would have “piggy-back” rights with respect to registration under the Securities Act of 1933 to have their new Class A Stock included in a registered public offering of Class A Stock. These registration rights are limited in that the their stock that would be included in the registered offering would be subject to being reduced in the discretion of the underwriters if the underwriters believed that the amount of their stock to be offered would adversely affect the sale of other stock by Southern Security. Thus, if there were a public offering of Southern Security’s Class A Stock while the Class B Stock was outstanding, the Class B Stock would automatically convert into Class A Stock, and the holders of the Class B Stock would have the right to have to sell their converted stock at that time in the registered public offering.

        Southern Security does not have any current plans to effect a registered public offering of any of its stock.

        There is currently no active trading market with respect to either the Class A Stock or the Class B Stock.

        Thus, if the proposed amendment is approved and becomes effective, the outstanding Class B Stock will be advantaged by being immediately converted into Class A Common Stock and thereby receiving voting privileges. The Class B Stock would be disadvantaged to some extent by losing its “piggy-back” registration rights with respect to any registered public offerings made by Southern Security at the time of the conversion.

        Holders of Class B stock who have held their Class B Stock for a minimum of two years and who are not affiliates of Southern Security within the three months preceding the sale, may sell their Class B Stock under SEC Rule 144(k) free of restriction under the Securities Act. Holders of Class B Stock whose stock is converted into Class A Stock, whether as result of automatic conversion under the Certificate or as a result of conversion caused by the proposed amendment to the Certificate, will be able count the period that they have held their Class B Stock in determining whether they may sell their Class A Stock under Rule 144(k).

        Increase in the Amount of Authorized Common Stock

        The proposed amendment to the Certificate would increase the number of authorized shares of Common Stock from 35,000,000 (30,000,000 shares of Class A Stock, and 5,000,000 shares of Class B Stock) to 100,000,000 shares. As of September 30, 2001, 18,230,842 shares of Class A Common Stock were outstanding, and 921,298 shares of Class A Common Stock were reserved for issuance upon conversion of outstanding stock options, while 1,395,808 shares of Class B Stock were outstanding, and no shares of Class B Stock were reserved for issuance.

        The Board believes that it is desirable to have the additional shares of Common Stock available for future financings, acquisitions, employee benefit plans, and other general corporate purposes. At present, in the opinion of the Board and its financial advisors, the number of authorized but unissued shares available is insufficient for Southern Security’s needs for those purposes. If the proposed amendment to the Certificate is approved and becomes effective, the additional shares would be issuable at the Board’s discretion without further shareholder action, except as may be required by law or regulation.

        Although the Board has no present intention of doing so, shares of authorized but unissued Common Stock could be used in one or more transactions which could make it more difficult, and therefore less likely, for a third party to effect a takeover of Southern Security. Any such issuance of additional Common Stock could have the effect of diluting the stock ownership of persons seeking control of Southern Security. The Board believes that the possibility of such dilution could have a deterrent effect on persons seeking to acquire control of Southern Security without purchasing 100% of the Company’s outstanding shares. Pursuant to the Certificate, shareholders are not entitled to preemptive or other rights to subscribe for shares of Common Stock that may be issued in the future. The absence of preemptive rights means that current shareholders do not have a prior right to purchase new shares of Common Stock in order to maintain their proportionate ownership interest.

        The Board could, although it has no present intention of doing so, authorize the issuance of shares of Common Stock to a holder who might thereby obtain sufficient voting power to assure that any proposal to alter, amend or repeal any provisions of the Certificate would not receive the majority approval that would be required. Further, such a holder might also have sufficient voting power to assure that any proposal to effect certain business combinations or amend the Certificate would not receive the shareholder approval required under Delaware law. Accordingly, the power to issue additional shares of Common Stock would enable the Board to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent Board.

        The proposed amendment to the Certificate was authorized at the September 25, 2001 meeting of the Board, subject to the approval and ratification by shareholders at the Annual Meeting. Provided that a quorum of each class is present, the favorable vote of the holders of majority of the Class A Stock voting as a class on the matter, and the favorable vote of the holders of a majority of the Class B Stock voting as a class on the matter, is required for approval of the proposed amendment to the Certificate.

        If the Shareholders approve these provisions as proposed, Southern Security would file a Certificate of Amendment to the Certificate with the Delaware Secretary of State incorporating the provisions set forth in Appendix A.

        THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION.

        Unless marked otherwise, proxies received by Southern Security will be voted in favor of adoption of the proposed Amendment to the Certificate of Incorporation.

SHAREHOLDER PROPOSALS

        Shareholder proposals to be considered for inclusion in the Proxy Statement for the next annual meeting must be submitted on a timely basis for the 2002 Annual Meeting of Shareholders. Shareholder proposals will be timely only if received by Southern Security at its principal executive offices no later than July 5, 2002, unless the 2002 Annual Meeting date is moved more than 30 days from the date it was held in 2001, in which case proposals must be received a reasonable date prior to the date that proxy materials are sent out for the 2002 Annual Meeting. Southern Security currently anticipates that it may hold its 2002 Annual Meeting in May of 2001. Any such proposals, as well as any questions related thereto, should be directed to the attention of Mr. Floyd D. Harper, Vice President and Secretary.

INDEPENDENT AUDITORS

        The Board has selected the firm of McGladrey & Pullen, LLP (“McGladrey”), Fort Lauderdale, Florida, as the independent auditors to examine the accounts of Southern Security for the 2001 fiscal year. A representative of McGladrey is expected to attend the Annual Meeting. The representative will be given an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. No member of McGladrey has any past or present interest, direct or indirect, in Southern Security or its subsidiary.

Audit Fees

        Southern Security engaged McGladrey to perform an audit of Southern Security’s annual financial statements for the year ended December 31, 2000 and to provide reviews of the financial statements contained in its Form 10-QSBs for that year, and McGladrey billed Southern Security an aggregate of $32,805 for those services.

Financial Information Systems Design and Implementation Fees

        McGladrey did not render any services for financial information systems design and implementation for the year ended December 31, 2000.

All Other Fees

        Southern Security also engaged McGladrey to provide tax and other non-audit related services for the year ended December 31, 2000 for aggregate fees of $14,940.

OTHER MATTERS

        Except for the matters set forth above, the Board knows of no other matters which may be presented at the Annual Meeting of Shareholders, but if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxies in accordance with their judgement in such matters.

        Southern Security’s 2000 Annual Report to Shareholders, although not a part of this Proxy Statement, is enclosed.

        A copy of Southern Security’s Annual Report on Form 10-KSB for the fiscal year 2000 may be obtained without charge by any shareholder of record by written request to Floyd D. Harper, Vice President and Secretary at Southern Security Bank Corporation, P.O. Box 6699, Hollywood, Florida 33081.

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SOUTHERN SECURITY BANK CORPORATION

Under Section 242 of the General
Corporation Law of the State of Delaware

        Southern Security Bank Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

        FIRST:

        1. Article FOURTH of the Certificate of Incorporation is amended by this Certificate of Amendment to effect the following changes authorized under Section 242 of the General Corporation Law of the State of Delaware:

        (a) to change the authorized capital stock of the Corporation from 30,000,000 shares of Class A Voting Common Stock, par value $.01 per share, 5,000,000 shares of Class B Non-Voting Convertible Common Stock, and 5,000,000 shares of preferred stock (including 1,200,000 shares of Series A Preferred Stock,$.01 per share, by (1) providing that the Corporation is authorized to issue 100,000,000 common shares, par value $.01 per share, (2) converting the issued shares of Class A Voting Common Stock and the Class B Non-Voting Convertible Common Stock into common shares, par value $.01 per share, on a share-for-share basis, and eliminating the authorization to issue Class A Voting Common Stock and Class B Non-Voting Convertible Common Stock, and (3) except to the extent necessary to effect (1) and (2), leaving the preferred stock unchanged; and

        (b) to designate the relative rights, preferences and limitations of shares of all classes of stock;

        2. In order to effect the amendment, Article FOURTH of the Certificate of Incorporation is deleted in its entirety, and the following new Article FOURTH shall be substituted in its place:

            "FOURTH: The number of shares of stock that this Corporation is authorized to issue is one hundred and five million (105,000,000) shares, of which: one hundred million (100,000,000) shares shall be common shares having a par value of $.01 per share (the “Common Shares”); and five million (5,000,000) shares shall be preferred stock having a par value of $.01 per share (the “Preferred Stock”). The relative rights, preferences, and limitations of the shares of each class shall be as follows:

            (1) Common Shares: Subject to the rights of the holders of Preferred Stock, the common shares will have the following relative rights, preferences and limitations:

                 (a) Conversion of Class A Common Stock into Common Shares: Each share of Class A Voting Common Stock, par value of $.01 per share, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is automatically converted, reclassified and changed (without any further act) into one (1) fully paid and non assessable Common Share, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued. After the conversion of all shares of Class A Voting Common Stock into Common Shares, each share of Class A Voting Common Stock shall automatically be cancelled and retired and shall cease to exist, and no further consideration shall be delivered or deliverable in exchange therefor.

                 (b) Conversion of Class B Common Stock into Common Shares: Each share of Class B Non-Voting Convertible Common Stock, par value of $.01 per share, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into one (1) fully paid and non assessable Common Share, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued. After the conversion of all shares of Class B Non-Voting Convertible Common Stock into Common Shares, each share of Class B Non-Voting Convertible Common Stock shall automatically be cancelled and retired and shall cease to exist, and no further consideration shall be delivered or deliverable in exchange therefor.

                 (c) Voting Rights: Except as provided herein, as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the Common Shares shall have the exclusive right to vote for the election of directors and for all other purposes, in each case acting by such vote as required under applicable law (or by such greater vote that would be required under applicable law as may be set forth herein or in the By-laws of the Corporation). Each Common Share shall have one vote.

                 (d) Dividends: Subject to any preferential or other rights granted to holders of Preferred Stock and subject to any other provisions hereof and applicable law, holders of Common Shares shall be entitled to dividends and other such distributions, in cash, securities or property of the Corporation as may be declared thereon by the Corporation’s Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, whether payable in cash, property or securities of the Corporation.

                 (e) Rights on Liquidation: Subject to any preferential or other rights granted to holders of Preferred Stock and subject to any other provisions hereof, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Common Shares according to their respective shares. For purposes of this paragraph, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease by the Corporation of all or substantially all of its assets, shall not constitute or be deemed a liquidation, dissolution or the winding-up of the Corporation.

                 (f) Options, Warrants, and Convertible Securities: Immediately after this amendment becomes effective, the rights, if any, of the holders of (i) issued and outstanding Preferred Stock, (ii) options, (iii) warrants, (iv) or other convertible securities of every kind, to convert, exchange for or acquire shares of Class A Voting Common Stock or Class B Non-Voting Convertible Common Stock, shall become a similar right to convert, exchange for, or to acquire Common Shares.

            (2) Preferred Stock. The Board of Directors shall have the authority to issue the Preferred Stock from time to time, without further action by the Corporation’s stockholders, in one or more series, with designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof as the Corporation’s Board of Directors may determine, by resolution providing for the issuance of shares of Preferred Stock, which may include, but shall not be limited to, the following:

                 (a)The number of shares that will constitute such series and the designation of such series.

                 (b) The voting powers, full or limited, of such series or that such series shall have no voting power.

                 (c) The rate of dividends payable on such series, the time(s) when such dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or non-cumulative.

                 (d) Whether the shares of such series shall be redeemable, and if redeemable, whether such shares shall be redeemable at the option of the Corporation or the holder of such shares or upon the happening of a specified event, the rate(s) or price(s) at which a redemption shall take place with such adjustments as may be provided and any other teens or conditions of any redemption.

                 (e) Whether the Corporation shall create a sinking or similar fund for the redemption or purchase of shares and, if so, the terms and provisions that shall govern such fund.

                 (f) The rights of the holders of shares upon the liquidation, dissolution or any distribution of the assets of the Corporation.

                 (g) The rights, if any, of holders of shares, to convert such shares into, or to exchange such shares for, shares of any other class(es) or any other series of the same or any other class(es) of stock of the Corporation, the prices(s) or rate(s) of exchange with such adjustments as shall be provided at which such shares shall be convertible or exchangeable whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or the Corporation or upon the happening of a specified event, and any other terms or conditions of such conversation or exchange.

                 (h) The relative rights among each series with regard to dividends and liquidation preferences.

            (3) Adjustment of Authorized Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation that is entitled to vote, without requiring a class vote of the Preferred Stock or any class or series thereof, except as may be otherwise provided in the resolution(s) fixing the voting rights of such class or series.

            (4) No Preemptive Rights. The holders of Common Shares or Preferred Stock of the Corporation will not be entitled, as a matter of right, to subscribe for or purchase any part of any new or additional issue of any stock or other securities of the Corporation.

            (5) The Series A Preferred Stock. The Series A Preferred stock, a series of Preferred Stock created from the authorized but unissued Preferred Stock and consisting of 1,200,000 shares, having a par value of $.01 per share (the “Series A Preferred Stock”), that will be offered at a price per share to be determined at the sole discretion of the Board of Directors, and will have the voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof as follows:

                 (a) Dividends.

                     (i) The annual rate of dividends on shares of the Series A Preferred Stock shall be $0.06 per share (the “Dividend Rate”), accruing from the first day of the calendar month next following the date of issuance. Such dividends shall be payable in cash or, if approved by the holders of a majority of the shares of the Series A Preferred Stock, in kind, in equal quarterly payments (as nearly as reasonably may be possible) for each full quarterly dividend period. Dividends payable on the Series A Preferred Stock for any period more than or less than a full quarterly dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable, out of funds legally available for the payment of dividends, when and as declared by the Board of Directors, on January 1, April 1, July 1 and October 1 of each year (each such date being called a “Dividend Payment Date”) with respect to the period ending on the day immediately preceding the Dividend Payment Date, commencing on the first such date after the date upon which dividends begin to accrue. Such dividends shall be paid to the holders of record of shares of the Series A Preferred Stock as they appear in the stock records of the Corporation on the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that such date shall not be more than sixty (60) days nor less shall ten (10) days preceding the payment date thereof. Accumulated but unpaid dividends for any past quarterly dividend periods shall be cumulative and shall accrue, without interest. Accumulated but unpaid dividends may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on the close of business on the date specified by the Board of Directors at the time such dividend is declared; provided, however, that such date shall not be more than sixty (60) days nor less shall ten (10) days preceding the payment date thereof. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment(s) on the Series A Preferred Stock, whether or not accumulated and unpaid.

                     (ii) As long as any shares of Series A Preferred Stock are outstanding, no dividends or distributions (other than a dividend or distribution in the form of Common Stock (as hereinafter defined) or any other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and liquidation rights) shall be declared or paid or set apart for payment or other distribution made upon the Common Stock of the Corporation or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends or liquidation rights, and no Common Stock or any other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends or liquidation rights shall be redeemed, purchased or otherwise acquired by the Corporation for any consideration (except by conversion into or exchange for capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and liquidation rights) unless full cumulative dividends have been paid (or declared and a cash, or if approved by the holders of a majority of the shares of the Series A Preferred Stock, in kind sum sufficient for the payment thereof set apart for such payment) of the Series A Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such dividends. For purposes of this Paragraph (5)(a)(ii), the term “Common Stock” shall mean shares of any class of the Corporation’s capital stock which is not preferred and limited as to dividends. The foregoing restriction on redemption, purchase or acquisition of Common Stock or any other capital stock of the Corporation ranking junior to the Series A Preferred Stock shall not apply to any payments made: in lieu of the issuance of fractional shares thereof (whether upon any merger, conversion, stock dividend or otherwise); with respect to the acquisition of any shares of Common Stock or other capital stock of the Corporation in connection with the settlement of disputes arising out of acquisitions by the Corporation pursuant to which such stock was issued; or with respect to the rescission of any acquisition or disposition by the Corporation pursuant to which such stock was issued. When dividends are not paid in full upon the shares of the Series A Preferred Stock and other Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon shares of the Series A Preferred Stock and such other Preferred Stock ranking on a parity shall be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such other Preferred Stock shall in all cases bear to each other the same ratio that stated dividends per share on the shares of the Series A Preferred Stock and such other Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends bear to each other.

                    (iii) In addition to the dividend provided in Paragraph (5)(a)(i) above, holders of shares of the Series A Preferred Stock shall be entitled to a dividend any time that a dividend is declared and paid on the Corporation’s Common Stock on the same basis as though the shares of Series A Preferred Stock had been converted into shares of Common Stock in accordance with the provisions of Paragraph (5)(e) below as of the record date for any such declaration of dividends on the Common Stock.

                     (iv) Notwithstanding the foregoing provisions of this Paragraph (5), dividends on the Series A Preferred Stock may not be declared, paid or set apart if the Corporation is insolvent (or would be rendered insolvent thereby), or at such time as the terms and provisions of any law or agreement of the Corporation, including any agreement relating to its indebtedness, specifically prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a violation or breach thereof or a default thereunder; provided, however, that nothing herein contained shall in any way or under any circumstance be construed or deemed to require the Board of Directors to declare or the Corporation to pay or set apart for payment any dividends on shares of the Series A Preferred Stock at any time except to the extent expressly required hereunder, whether permitted by any of such agreements or not.

                 (b) Voting Rights.

                     (i) Each share of Series A Preferred Stock shall be entitled to one vote per share in all matters voted upon by the shareholders of the Corporation and shall vote together with the holders of the Common Shares as a single voting group, unless voting as a separate voting group is otherwise expressly required by these Articles of Incorporation or by law.

                     (ii) So long as any shares of the Series A Preferred Stock remain outstanding, the Corporation shall not, without obtaining the affirmative vote through a meeting or the written consent without a meeting of the holders of at least a majority in number of shares of the Series A Preferred Stock then outstanding, voting or consenting (as the case may be) separately as a class, adopt any amendment or supplement to its Articles of Incorporation which would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely, or create, authorize or issue any other class or series of capital stock of the Corporation, the terms of which shall specifically provide that such class or series shall rank prior to the Series A Preferred Stock in respect to dividend rights or rights upon the dissolution, liquidation or winding up of the Corporation.

                 (c) Liquidation Rights.

                     (i) Subject to the rights of creditors, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of the Series A Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution shall be made on any class or series of Common Stock which ranks junior to the Series A Preferred Stock in respect of dividend rights or on dissolution, liquidation or winding up of the Corporation, the amount of $1.50 in cash or, if approved by the holders of a majority of the shares of the Series A Preferred Stock, in kind, per full share, plus an amount in cash or in kind equal to all accrued but unpaid dividends thereon to the date of final distribution, less any amount previously distributed on such share in connection with any such dissolution, liquidation or winding up of the affairs of the Corporation.

                     (ii) In the event the assets of the Corporation available for distribution to the holders of shares of the Series A Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Paragraph (2)(iii), then upon such dissolution, liquidation or winding up:

                         (I) with respect to any shares of any other class of capital stock of the Corporation ranking junior to the shares of the Series A Preferred Stock, no such distribution shall be made; and

                         (II) with respect to Preferred Stock of all other series, if any, ranking on parity with the Series A Preferred Stock, the holders of the Series A Preferred Stock and Preferred Stock of all such other series shall share ratably in any distribution of assets.

                     (iii) After the payment to the holders of shares of the Series A Preferred Stock of the full preferential amounts provided for in this Paragraph (2)(c), such holders shall have no right or claim to any of the remaining assets of the Corporation.

                     (iv) None of (I) the sale, transfer or lease of all or substantially all the property or business of the Corporation, (II) the merger or consolidation of the Corporation into or with any other corporation, (III) the merger or consolidation of any other corporation into or with the Corporation, or (IV) any dissolution, liquidation, winding up or reorganization of the Corporation immediately followed, in the case of this clause (IV), by another corporation succeeding to the business and obligations of the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Paragraph (2)(iii).

                 (d) Ranking. Capital stock of any class or series of the Corporation shall be deemed to rank as follows:

                     (i) Prior to shares of the Series A Preferred Stock, either as to dividends or upon liquidation, if the holders of such stock shall be entitled to the receipt of dividends, or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of the Series A Preferred Stock;

                     (ii) On a parity with shares of the Series A Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share, be different from those of the Series A Preferred Stock, if the holders of such capital stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, on a pro rata basis based on stated values, without preference or priority, one over the other, as between the holders of such capital stock and the holders of shares of the Series A Preferred Stock; and

                     (iii) Junior to shares of the Series A Preferred Stock either as to dividends or upon liquidation, if such capital stock shall be any class or series of Common Stock or if the holders of shares of the Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon the dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

                 (e) Optional Conversion or Redemption. At his option, a holder of shares of the Series A Preferred Stock may, if he so desires, elect either: upon the event the Corporation files a Registration Statement (as defined below) which is declared effective under the Securities Act of 1933, as amended, to convert all of his shares into Common Shares of the Corporation (at the price and in the manner set forth in Paragraph (5)(e)(i) below) or to cause the Corporation to buy all of his shares of Series A Preferred Stock (at the price and in the manner set forth in Paragraph (5)(e)(ii) below); or, upon the occurrence of any of the events specified in Paragraph (5)(g)(ii) or (iii) below, to convert all of his shares into Common Shares (also at the price and in the manner set forth in Paragraph (5)(e)(i) below).

                 Within a period not to exceed thirty (30) days before the filing of a Registration Statement, the Corporation shall deliver written notice to the holders of Series A Preferred Stock at the address last shown on the records of the Corporation for each holder or given by each holder to the Corporation for the purposes of notice (or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located), notifying such holders of the Corporation’s intent to file a Registration Statement, specifying the date upon which the Corporation anticipates the Registration Statement will be filed. Any election by a holder to so covert or sell his shares of Series A Preferred Stock shall be conditioned upon, and shall not be given effect unless and until, a declaration of the Registration Statement’s effectiveness, and absent such declaration the holder’s election shall be null and void. For the purpose of this Paragraph (5)(e), the term “Registration Statement” shall mean a registration statement filed by the Corporation with the Securities and Exchange Commission (or any other Federal agency who, at the time of such initial public offering and sale of the Corporation’s Common Shares, other than a registration statement on Form S-4 or Form S-8, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation.

                     (i) If any holder of shares of Series A Preferred Stock elects to convert his shares pursuant to this Paragraph (5)(e), then:

                         (I) Such election must be made with respect to all shares of Series A Preferred Stock that the holder possesses at the time of such election, and all such shares of Series A Preferred Stock shall be exchanged for fully paid and non-assessable shares of the Corporation’s Common Shares.

                         (II) The Common Shares shall be issued upon conversion of shares of the Series A Preferred Stock on a share-for-share basis, i.e. one share of Common Shares shall be issued upon conversion of each share of Series A Preferred Stock. Any accumulated but unpaid dividends with respect thereto, which are due and payable upon the date of conversion, shall be paid in cash by the Corporation on the date of conversion or at such time as the Corporation would normally pay dividends, in the Corporation’s discretion. Accordingly, the Series A Preferred Stock shall be convertible into Common Shares on a share for share basis, subject to adjustments of the Conversion Price as provided below. The number of full shares issuable upon the conversion shall be based upon the total number of shares converted. No fractional shares of Common Shares or scrip representing fractional shares of Common Shares shall be issued upon any conversion of the Series A Preferred Stock, as any fractional shares shall instead be rounded to the nearest whole share.

                         (III) In order to convert shares of the Series A Preferred Stock into shares of Common Shares pursuant to this Paragraph (5)(e)(i), the holder thereof must, within ten (10) days of his receipt of the Corporation’s notice regarding its intent to file a Registration Statement (for purposes of this Paragraph (5)(e), the “Conversion Period”), surrender at the office of any transfer agent for the Series A Preferred Stock (which may be the Corporation) the certificate(s) therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office (which shall be deemed given upon actual receipt by the Corporation) that he elects to convert such shares and any accrued but unpaid dividends with respect thereto, stating the number of shares of Series A Preferred Stock that such holder possesses to exchange and the name or names (with addresses) in which the certificate or certificates shall be issue.

                         (IV) Shares of the Series A Preferred Stock shall be deemed to have been converted immediately prior to the effective date of the Registration Statement for which the Corporation provided notice (for purposes of this Paragraph (5) (e), the “Conversion Date”), and the person(s) entitled to receive shares of the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Shares at such time. As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver at said office the certificate(s) for the number of full shares of the Common Shares issuable upon such conversion to the person(s) entitled to receive the same or to the nominee(s) of such person(s).

                         (V) Upon conversion, the Corporation shall issue the certificate(s) for Common Shares in the name(s) so designated with such legends affixed or restrictions imposed as may be required by federal, state or jurisdictional securities laws as determined by legal counsel for the Corporation; provided that the Corporation is not advised by its counsel that the issuance of such certificate(s) would be in violation of federal, state or jurisdictional securities laws.

                         (VI) The Conversion Price shall be subject to adjustment as follows:

                            (A) In case the Corporation shall, at any time after the Statement of Designation for the Series A Preferred Stock has been filed with the Secretary of State of Delaware: declare a dividend on the Corporation’s Common Shares payable in shares of Common Stock; subdivide the outstanding shares of Common Stock into a greater number of shares; combine the outstanding shares of Common Shares into a smaller number of shares; make a distribution Common Shares in shares of its capital stock other than Common Shares; or issue any shares of its capital stock in a reclassification of Common Shares (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then the conversion privilege and the Conversion Price as to Common Shares in effect immediately prior to such action shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter converted may receive the number of shares of Common Stock which such holder would have owned immediately following such action if such holder had converted the shares immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                         For a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification. If after an adjustment a holder of a share of Series A Preferred Stock upon conversion of it may receive shares of two or more classes or series of capital stock of the Corporation instead of the Common Shares, the Board of Directors shall determine the allocation of the adjusted conversion price between or among the classes or series of capital stock. After such allocation, the conversion prices of the classes or series of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Shares in this Paragraph (5)(e).

                            (B) The Corporation may, at any time, reduce the Conversion Price, temporarily or otherwise, by any amount, so long as such reduction is for a minimum period of twenty (20) days and is irrevocable during that period and the Corporation notifies the holders of the Series A Preferred Stock at least fifteen (15) days prior to the date on which the reduced Conversion Price takes effect.

                            (C) No adjustments in the Conversion Price need to be made unless the adjustment would require an increase or decrease of at least one dollar ($1.00) in the Conversion Price. Any adjustments which are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph (5)(e)(i)(VI) shall be made to the nearest cent or to the nearest whole share, as the case may be. Notwithstanding the first sentence of this Paragraph (5)(e)(i)(VI)(C), any adjustment required herein shall be made no later than three years from the date of the transaction which mandates such adjustment.

                            (D) No adjustment in the Conversion Price shall be made because the Corporation issues, in exchange for cash, property or services, shares of Common Shares, or any securities convertible into or exchangeable for shares of Common Shares, or securities carrying the right to purchase shares of Common Shares or such convertible or exchangeable securities. Furthermore, no adjustment in the Conversion Price need be made under this Paragraph (5)(e)(i)(VI) for the sale of shares of Common Shares pursuant to a Corporation plan providing for reinvestment of dividends or interest or in the event the par value of Common Stock is changed. Anything contained herein to the contrary notwithstanding, no adjustment in the Conversion Price or the conversion privilege shall be made as a result of the issuance of shares of Common Shares upon or pursuant to conversion of shares of the Series A Preferred Stock.

                            (E) Whenever the Conversion Price is adjusted the Corporation shall promptly mail to holders of the Series A Preferred Stock and to the transfer agent a notice of the adjustment briefly stating the facts requiring the adjustment and the manner of computing it. The notice shall be conclusive evidence that the adjustment is correct.

                            (F) If a state of facts shall occur which, without being specifically controlled by the provisions of Paragraph (5)(e)(i)(VI), would not fairly protect the conversion privilege of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions as determined in the sole judgment of the Board of Directors, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights. Any determination that the Board of Directors makes pursuant to this Subparagraph (5)(e)(i)(VI)(F) shall be conclusive.

                         (VII) The issuance of certificates for shares of Common Shares upon conversion of the Series A Preferred Stock shall be made without charge to any holder thereof for any issuance tax in respect thereto, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of such holder.

                         (VIII) Any shares of the Series A Preferred Stock which shall at any time have been converted into Common Shares shall, after such conversion, be automatically retired and shall, after any necessary filing has been made with the Secretary of State of Delaware, have the status of authorized but unissued shares of Series A Preferred Stock.

                         (IX) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, the full number of shares of Common Shares then delivered upon the conversion or exchange of all shares of the Series A Preferred Stock at the time outstanding plus accrued but unpaid dividends with respect thereto. If at any time the number of authorized but unissued shares of Common Shares shall not be sufficient to effect the conversion of the Series A Preferred stock, the Corporation shall take such corporate action as may in the opinion of its counsel be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for those purposes. The Corporation shall take all such action as may be necessary to assure that all such shares of Common Shares may be so issued without violation of any applicable law or regulation, the Articles or By-laws of the Corporation, or any agreement, instrument or order to which the Corporation or any of its subsidiaries is then subject.

                     (ii) If any holder of shares of Series A Preferred Stock elects to sell his shares to the Corporation pursuant to this paragraph (5)(e), then:

                         (I) Such election must be made with respect to all shares of Series A Preferred Stock that the holder possesses at the time of such election, and all such shares of Series A Preferred Stock shall be exchanged for cash.

                         (II) The price at which shares of Series A Preferred Stock shall be sold to the Corporation shall be equal to the product of the number of shares of Series A Preferred Stock held by the holder multiplied by the sum of $1.50 per share of Series A Preferred Stock, plus any accumulated but unpaid dividends with respect thereto.

                         (III) In order to sell shares of the Series A Preferred Stock pursuant to this Paragraph (5)(e)(ii), the holder thereof must, within the Conversion Period, surrender at the office of any transfer agent for the Series A Preferred Stock (which may be the Corporation) the certificate(s) therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office (which shall be deemed given upon actual receipt by the Corporation) that he elects to sell such shares and any accrued but unpaid dividends with respect thereto, stating the number of shares of Series A Preferred Stock that such holder possesses to sell. Shares of the Series A Preferred Stock shall be considered to have been sold immediately prior to the Conversion Date.

                         (IV) Unless the Corporation is in default with respect to the payment in full of the selling price and any accrued and unpaid dividends after the Conversion Period, then commencing with the first day after the Conversion Period dividends on the sold shares shall cease to accrue, all rights of the holders of such shares as stockholders of the Corporation by reason of the ownership of such shares shall cease, and such shares shall not after the Conversion Period be deemed to be outstanding.

                         (V) Any shares of the Series A Preferred Stock that at any time have been sold to the Corporation shall, after such sale, be automatically retired and shall have the status of authorized but unissued shares of Preferred Stock, without designation as to class or series, until such shares are once again designated as part of a particular class or series by the Board of Directors.

                         (VI) The Corporation shall have no obligation to establish a sinking fund for the optional sale by any holders of the Series A Preferred Stock.

                         (VII) Notwithstanding the foregoing provisions of this Paragraph (5)(e), the shares of the Series A Preferred Stock may not be sold to the Corporation in whole or in part if the Corporation is insolvent or would be rendered insolvent thereby, or at such time as the teens and provisions of any law specifically prohibit such redemption or provide that such redemption would constitute a violation thereof; provided, however, that nothing herein contained shall in any way or under any circumstance be construed or deemed to require the Corporation to purchase the Series A Preferred Stock at any time except to the extent expressly required hereunder.

                 (f) Piggyback Registration Rights Upon Conversion.

                     (i) Definitions. As used in this Paragraph (5)(f), the following terms shall have the following respective meanings:

                         (I) "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

                         (II) "Exchange Act" means the Securities Exchange Act of 1934. as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                         (III) "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                         (IV) "Registration Expenses" means the expenses described in Paragraph (5)(f)(iv) below.

                         (V) "Registrable Shares" means the shares of Series A Preferred Stock and any other shares of Series A Preferred Stock issued or issuable in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events, if applicable) which will may be converted at the holder’s option into shares of Common Shares pursuant to Paragraph (5)(e) above; provided, however, that the shares of Common Shares which are Registrable Shares shall cease to be Registrable Shares upon any sale of such shares pursuant to a Registration Statement, Section 4(1) of the Securities Act, Rule 144 under the Securities Act or otherwise.

                         (VI) "Registration Statement" means the registration statement described in Paragraph (5)(e) above.

                     (ii) Piggyback Registration.

                         (I) Whenever the Corporation proposes to file a Registration Statement, it shall, within a period not be exceed thirty (30) days before the filing of such Registration Statement, deliver written notice to the holders of Series A Preferred Stock, at the address last shown on the records of the Corporation for each holder or given by each holder to the Corporation for the purposes of notice (or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located), notifying holders of such proposed filing, specifying the date upon which the Corporation anticipates the Registration Statement will be filed. Holders of the Series A Preferred Stock shall have ten (10) days after the Corporation provides such notice to provide written notice of their election to register all or a portion of their Registrable Shares, which shall include the holder’s intended method of disposition of the Registrable Shares. The Corporation shall use its best efforts to cause all Registrable Shares which the Corporation has been requested by such holder(s) to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the written notice of such holder or holders; provided that the Corporation shall have the right to postpone or withdraw any registration effected pursuant to this Paragraph (5)(vii) without obligation to any holder.

                         (II) In connection with any offering under this Paragraph(5)(vii) involving an underwriting, the Corporation shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Corporation. If in the opinion of the managing underwriter or underwriters the registration of all, or part of, the Registrable Shares which the holders have requested to be included would materially and adversely affect such public offering, then the Corporation shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less shall the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares shall participate in the underwriting pro rata based upon their total ownership of Registrable Shares (or in any other proportion as agreed upon by all holders of the Registrable Shares) and if any holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata based upon their total ownership of Registrable Shares.

                     (iii) Registration Procedures. If and when the Corporation is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Corporation shall:

                         (I) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

                         (II) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep such Registration Statement effective for a period of up to 120 days from the effective date;

                         (III) as expeditiously as possible furnish to holders such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the holders; and

                         (IV) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the holders to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by the holder; provided, however, that the Corporation shall not be required in connection with this Paragraph (5)(vii) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

                         If the Corporation has delivered preliminary or final prospectuses to the holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Corporation shall promptly notify the holders and, if requested, the holders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Corporation. The Corporation shall promptly provide the holders with revised prospectuses to permit the holders to resume making offers of the Registrable Shares.

                     (iv) Allocation of Expenses. The Corporation will pay all Registration Expenses of all registrations under this Agreement; provided, however, that if a registration is withdrawn at the request of the holders requesting such registration (other than as a result of information concerning the business or financial condition of the Corporation which is made known to the holders after the date on which such registration was requested), the holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of its Registrable Shares included in such registration For purposes of this Paragraph (5)(f), the term “Registration Expenses” shall mean all expenses incurred by the Corporation in complying with this Paragraph (5)(f), including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Corporation, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions attributable to the Registrable Shares and the fees and expenses of the holder’s own counsel and accountants, which shall be borne by such holders.

                     (v) Indemnification. In the event of any registration of any of the Registrable Shares under the Securities Act, pursuant to this Paragraph (5)(f), the Corporation will indemnify and hold harmless the seller of such Registrable Shares against any losses, claims, damages or liabilities, joint or several, to which such seller may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares was registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Corporation will reimburse such seller for any legal or any other expenses reasonably incurred by such seller in connection with investigating and defending any such loss, claim, damage, liability or action; provided, however, that the Corporation will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Corporation by or on behalf of such seller, specifically for use in the preparation thereof, or as a result of the failure of such seller, or any agent of such seller, to deliver any amendments and supplements to any Registration Statement and the prospectus included in any such Registration Statement.

                     In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly will indemnify and hold harmless the Corporation, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Corporation or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Corporation, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any unsure statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and each seller of Registrable Shares will reimburse the Corporation, each of its directors and officers, each underwriter and each controlling person, severally and not jointly, for any legal or other expenses reasonably incurred by the Corporation, each director and officer, each underwriter and each controlling person in connection with investigating and defending any such loss, claim, damage, liability or action, if the statement or omission was made in reliance upon and in conformity with information furnished to the Corporation by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement prospectus, amendment or supplement.

                     Each party entitled to indemnification under this Paragraph (5)(f)(v) (the "Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Paragraph (5)(f). The Indemnified Party may participate in such defense at such party’s expense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

                     (vi) Information by Holder. Each holder of Registrable Shares included in a Registration Statement shall furnish to the Corporation such information regarding such holder and the distribution proposed by such holder as the Corporation may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Paragraph (5)(f).

                     (vii) "Stand-Off" Agreement." Each holder of Registrable Shares included in a Registration Statement, if requested by the Corporation and an underwriter of Common Stock or other securities of the Corporation, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Corporation held by such holder for a specified period of time (not to exceed 180 days) before or after the effective date of a Registration Statement. Such agreement shall be in writing in a form satisfactory to the Corporation and such underwriter. The Corporation may impose stop transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

                 (g) Notice of Certain Actions. If:

                     (i) the Corporation takes any action which would require an adjustment in the conversion price;

                     (ii) the Corporation (1) consolidates or merges with another corporation pursuant to which the Corporation is not the continuing corporation, (II) sells or transfers all or substantially all of its assets to another corporation, or (III) engages in a statutory exchange of securities with another corporation; and in any of such events, stockholders of the Corporation must approve the transaction, or

                     (iii) there is a dissolution, liquidation or winding up of the Corporation; then:

                     The Corporation shall mail to holders of the Series A Preferred Stock a notice stating the proposed record date or, in the case of transactions for which no record date need be determined, the effective date. The Corporation shall mail the notice at least ten (10) days before the effective date of any of the events specified in Paragraph (5)(g)(ii) above and at least twenty (70) days before the effective date of any, of the events specified in Paragraph (5)(vi)(c) above. A failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in Paragraph (5)(g)(ii) or (iii).

              (i) Payments Due on Saturday, Sunday or Legal Holidays. In case a Dividend Payment Date for the Series A Preferred Stock shall be a Saturday or Sunday the payment of any dividend on the Series A Preferred Stock need not be made on such date, but may be made on the next succeeding day not a Saturday or Sunday, with the same force and effect as if made on such Dividend Payment Date.

              (j) Increases/Decreases on Authorized Shares. The number of authorized shares of the Series A Preferred Stock may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares then outstanding) by further resolution duly adopted by the Board of Directors and by filing with the Secretary of the State of Delaware a Supplementary Statement of Designation stating that such an increase or decrease has been so authorized.

              (k) No Other Rights. The shares of the Series A Preferred Stock shall not have any relative, participating, optional or other special rights and powers other than as set forth above and in the Articles of Incorporation of this Corporation."

        SECOND: The Board of Directors of the Corporation duly adopted a resolution setting forth the amendments set forth above, declaring its advisability and directing that the amendments be considered at a special meeting of the stockholders of the Corporation entitled to vote in respect thereof. The amendments have been duly adopted by vote of the holders of a majority of the outstanding stock entitled to vote thereon and a majority of outstanding stock of each class entitled to vote thereon as class, in accordance with Section 242(b) of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Harold L. Connell, its Chief Executive Officer, and Floyd D. Harper, its Secretary, this ___ day of ___________, 2001.

SOUTHERN SECURITY BANK CORPORATION
By_______________________________________ Harold L. Connell

SOUTHERN SECURITY BANK CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
On November 12, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF SOUTHERN SECURITY BANK CORPORATION

The undersigned shareholder(s) of Southern Security Bank Corporation hereby appoints Floyd D. Harper and Timothy S. Butler, or either of them (with full power to act alone), with full power of substitution, as proxy or proxies, to represent and vote as designated below all the shares of Class A Voting Common Stock and Class B Non Voting Common Stock of Southern Security Bank Corporation (“Southern Security”), which the undersigned may be entitled to vote, at the Annual Meeting of Shareholders of Southern Security to be held at the Boca Raton Resort & Club, 501 East Camino Real, Boca Raton, Florida at 9:30 a.m. on Monday, November 12, 2001, and at any adjournment thereof, with all the powers the undersigned would possess if personally present. Said proxies are authorized to vote on the following matters to the extent the shares represented are entitled to vote.

1.	ELECTION OF DIRECTORS	Nominees are listed below

[ ]	FOR the election nominees listed below (except as marked to the contrary below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below

Philip C. Modder, Eugene J. Strasser, Stephen L. Perrone, and Samuel S. Caliendo to serve as Class II Directors until the Annual Meeting of Shareholders in 2004; Hugo A. Castro and Leonard F. Marinello to serve as Class I Directors until the Annual Meeting of Shareholders in 2003; and Alberto Valle to serve as a Class III Director to serve until the Annual Meeting of Shareholders in 2002.

INSTRUCTION: To withhold authority to vote for any indicated nominee, write the name of the nominee(s) in the following space:_________________________________________________________

2.            AMENDMENT OF CERTIFICATE OF INCORPORATION to include provisions relating to conversion of Southern Security’s Class A Voting Common Stock and Class B Non Voting Common Stock into a single class of voting common shares on a one-for-one basis and to increase the authorized common stock to 100,000,000 common shares:

                  [ ] FOR                                 [ ] AGAINST                                 [ ] ABSTAIN

3.	SAID PROXIES ARE GIVEN DISCRETION TO VOTE UPON THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

The Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES LISTED IN PROPOSAL NO. 1, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS.

Please sign exactly as name appears above. When signing as attorneys, executors, administrators, trustee or guardian, please give full title as such. Proxies issued by a corporation should be signed with full corporate name by a duly authorized officer or officers. If a partnership, please sign the partnership name by an authorized person. For joint tenants, each owner should sign.

Dated____________	____________________________ (Signature of Stockholder[s])

____________________________ (Signature of Stockholder[s])

PLEASE SIGN, DATE, AND RETURN PROXY